                                                                  EXHIBIT 4.3(a)

                            SMITHFIELD FOODS, INC.

                           AMENDMENT AGREEMENT NO. 1


                                                          As of December 7, 2001


To each of the Current Holders
Named in Annex 1 hereto

Ladies and Gentlemen:

     Smithfield Foods, Inc., a Virginia corporation (together with its respective successors and assigns, the "Issuer") agrees with you as follows:

1.   PRELIMINARY STATEMENTS.

     1.1.  Note Issuance, etc.

     The Issuer issued and sold:

          (a) One Hundred Million Dollars ($100,000,000) in aggregate principal amount of 7.89% Series I Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the "Series I Notes");

          (b) Fifty Million Dollars ($50,000,000) in aggregate principal amount of its Variable Rate Series J Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the "Series J Notes");

          (c) Fifty Million Dollars ($50,000,000) in aggregate principal amount of its 8.44% Series K Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the "Series K Notes");

          (d) Fifty Million Dollars ($50,000,000) in aggregate principal amount of its LIBOR Rate Series L Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the "Series L Notes"); and

                                   Annex 1-1
pursuant to those separate Note Purchase Agreements each dated as of October 27, 1999 between the Issuer and the purchasers named in Annex 1 thereto (the "Existing Purchase Agreements"). The register kept by the Issuer for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the "Current Holders") is currently a holder of the aggregate principal amount of the Notes indicated in such Annex.

2.   DEFINED TERMS.

     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Purchase Agreements.

3.   AMENDMENTS TO EXISTING PURCHASE AGREEMENTS; PREPAYMENT.

     3.1  Amendments.

     Subject to Section 5, the Current Holders and the Issuer hereby agree to each of the amendments to the Current Holders' rights with respect to the Existing Purchase Agreements as provided for by this Amendment Agreement No. 1 (this "Amendment Agreement") in the manner specified in Exhibit A. Such amendments are referred to herein, collectively, as the "Amendments".

4.   REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

     To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Issuer represents and warrants as follows:

     4.1.  Material Adverse Effect.

     Since the date of the last audited consolidated financial statements of the Issuer delivered to each of the Current Holders, no event has occurred or condition exists which has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.2.  Organization, Power and Authority, etc.

     The Issuer is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

     4.3.  Legal Validity.

                                   Annex 1-2

     The execution and delivery of this Amendment Agreement by the Issuer and compliance by the Issuer with its obligations hereunder: (a) are within the corporate powers, of the Issuer; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Issuer under the provisions of: (i) any charter instrument or bylaw to which the Issuer is a party or by which the Issuer or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Issuer or its Property; or (iii) any agreement or instrument to which the Issuer is a party or by which the Issuer or any of its Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Issuer or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

     This Amendment Agreement has been duly authorized by all necessary action on the part of the Issuer, has been executed and delivered by a duly authorized officer of the Issuer, and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

     4.4.  No Defaults.

     After giving effect to the Amendments set forth in this Amendment Agreement, no Default or Event of Default will exist.

     4.5.  Credit Agreement.

     All representations and warranties of the Issuer in the Credit Agreement are true and correct in all material respects.

5.   EFFECTIVENESS OF AMENDMENTS.

     5.1.  Conditions.

     The Amendments shall become effective as of the first date written above (the "Effective Date"), if at all, at such time as all of the Current Holders shall have indicated their written consent to such amendments by executing and delivering the applicable counterparts of this Amendment Agreement. It is understood that any Current Holder may withhold its consent for any reason, and that, without limitation of the foregoing, any Current Holder hereby makes the granting of its consent contingent upon delivery to it of the following:

                                   Annex 1-3

          (a) true and correct copies of the fully executed Multi-Year Credit Agreement among the Issuer, certain of its subsidiaries, JP Morgan Chase Bank as administrative agent and the lenders party thereto dated as of December 7, 2001 (the "Credit Agreement");

          (b) the Current Holders shall have received from the Issuer an executed Intercreditor Agreement by and among the Issuer, each of the subsidiaries of the Issuer identified therein under the caption "Subsidiary Guarantors", each of the banks and other financial institutions identified therein under the caption "Initial Lenders", JP Morgan Chase Bank in its capacity as administrative agent and in its capacity as collateral agent, each of the Current Holders, and First Union National Bank as security trustee, in form and substance satisfactory to the Current Holders;

          (c) the payment of the expenses to be paid on behalf of the Current Holders pursuant to Section 6 of this Amendment Agreement (to the extent a statement therefore has been presented to the Issuers on or prior to the Effective Date);

          (d) the Current Holders shall have received from each of the guarantors to the Credit Agreement (the "Additional Guarantors"), a fully executed Guaranty, in form and substance satisfactory to the Current Holders, unconditionally guaranteeing in full the obligations of the Issuer under or in respect of the Notes and Existing Purchase Agreements; and

          (e) the Current Holders shall have received from special counsel to the Additional Guarantors, a closing opinion, dated as of the Effective Date, and in form and substance satisfactory to the Current Holders. This
     Section 4.3(e) shall constitute direction by each of the Additional Guarantors to such counsel to deliver such closing opinion to the Current Holders.

     5.2.  Agreement and Reaffirmation of each Guarantor.

     By their execution and delivery of this Amendment Agreement, each Guarantor agrees and consents to the Amendments and reaffirms its obligation to unconditionally guaranty in full all of the obligations of the Issuer under or in respect of the Notes and the Existing Purchase Agreements as amended hereby under its Joint and Several Guaranty dated as of October 27, 1999, as the same may be amended, restated, modified or supplemented from time to time.

6.   EXPENSES.

                                   Annex 1-4

     Whether or not the Amendments become effective, the Issuer will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham Dana LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Issuer's obligations pursuant to Section
1.5 of the Existing Purchase Agreements.

7.   MISCELLANEOUS.

     7.1. Part of Existing Purchase Agreements; Future References, etc.

          This Amendment Agreement shall be construed in connection with and as a part of the Existing Purchase Agreements and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Purchase Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Purchase Agreements without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

     7.2. Counterparts.

          This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     7.3. Governing Law.

          THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF VIRGINIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN VIRGINIA.

                                   Annex 1-5

     If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and returning it to the Issuer, whereupon it will become a binding agreement among you and the Issuer.

                                        SMITHFIELD FOODS, INC.


                                        By:/s/ Daniel G. Stevens
                                           ---------------------

                                        Name: Daniel G. Stevens
                                        Title: Vice President

                                   Annex 1-6

     The foregoing Amendment Agreement is hereby accepted as of the date first above written.

                                            CAPE FEAR FARM CREDIT, ACA


                                            By: /s/ Randy T. Pope
                                                -----------------
                                            Name: Randy T. Pope
                                            Title: Assistant Vice President


                                            JOHN HANCOCK LIFE INSURANCE COMPANY


                                            By: /s/ Scott A. McFetridge
                                                -----------------------
                                            Name: Scott A. McFetridge
                                            Title: Managing Director


                                            JOHN HANCOCK VARIABLE LIFE INSURANCE
                                            COMPANY


                                            By: /s/ Scott A. McFetridge
                                                -----------------------
                                            Name: Scott A. McFetridge
                                            Title: Managing Director

                                            INVESTORS PARTNER LIFE
                                            INSURANCE COMPANY


                                            By: /s/ Scott A. McFetridge
                                                -----------------------
                                            Name: Scott A. McFetridge
                                            Title: Authorized Signatory

                                   Annex 1-7

                                            COMMONWEALTH OF PENNSYLVANIA STATE
                                            EMPLOYEES' RETIREMENT SYSTEM

                                            By:  John Hancock Life Insurance
                                                 Company, as Investment Advisor


                                                 By: /s/ David E. Johnson
                                                     ---------------------
                                                 Name: David E. Johnson
                                                 Title: Authorized Signatory


                                            JOHN HANCOCK LIFE INSURANCE COMPANY
                                            (On behalf of Private Placement
                                            Separate Account 1Z)



                                            By: /s/ Scott A. McFetridge
                                                -----------------------
                                                Name: Scott A. McFetridge
                                                Title: Authorized Signatory

                                            MELLON BANK, N.A., solely in its
                                            capacity as Trustee for the BELL
                                            ATLANTIC MASTER TRUST, (as directed
                                            by John Hancock Financial Services,
                                            Inc.), and not in its individual
                                            capacity


                                            By: /s/ Bernadette Rist
                                               --------------------
                                            Name: Bernadette Rist
                                            Title: Authorized Signatory

                                   Annex 1-8

                                          THE NORTHERN TRUST COMPANY,
                                          AS TRUSTEE OF THE LUCENT
                                          TECHNOLOGIES INC.
                                          MASTER PENSION TRUST
                                          By: John Hancock Life Insurance
                                              Company, as Investment Manager


                                          By: /s/ Scott A. McFetridge
                                              -----------------------
                                          Name: Scott A. McFetridge
                                          Title: Authorized Signatory


                                          SIGNATURE 4 LIMITED
                                          By: John Hancock Life Insurance
                                              Company, as Portfolio Advisor


                                           By: /s/ David E. Johnson
                                               --------------------
                                           Name: David E. Johnson
                                           Title: Authorized John Hancock
                                           Officer


                                          SIGNATURE 1A (CAYMAN), LTD.
                                          By: John Hancock Life Insurance
                                              Company, Portfolio Advisor



                                           By: /s/ Scott A. McFetridge
                                               -----------------------
                                           Name: Scott A. McFetridge
                                           Title: Authorized John Hancock
                                                  Officer

                                   Annex 1-9

                                         MELLON BANK, N. A., solely in its
                                         capacity as Trustee for the LONG-TERM
                                         INVESTMENT TRUST, (as directed by John
                                         Hancock Financial Services, Inc.),
                                         and not in its individual capacity



                                         By: /s/ Bernadette Rist
                                             -------------------
                                         Name: Bernadette Rist
                                         Title: Authorized Signatory


                                       THE VARIABLE ANNUITY LIFE INSURANCE
                                       COMPANY AMERICAN GENERAL LIFE INSURANCE
                                       COMPANY
                                       By: American General Investment
                                           Management, L.P.
                                       By: American General Investment
                                           Management Corporation, it
                                                general partner



                                          By: /s/ Lochlan O. McNew
                                              --------------------
                                          Name: Lochlan O. McNew
                                          Title: Senior Vice President

                                  Annex 1-10

     The undersigned consent to the Amendments effected by the foregoing Amendment Agreement.

MURPHY FARMS LLC
CIRCLE FOUR LLC
BROWN'S OF CAROLINA, LLC
CARROLL'S FOODS LLC
SMITHFIELD PACKING REAL ESTATE, LLC
BROWN'S FARMS, LLC
MURPHY-BROWN LLC
QUARTER M LLC,
each a Delaware limited liability company

By   MURPHY-BROWN LLC,
     a Delaware corporation,
     as its sole member of each

     By   JOHN MORRELL & CO.,
          a Delaware corporation,
          as its sole member


          /s/ Daniel G. Stevens
          ---------------------
          Daniel G. Stevens
          Vice President

GWALTNEY OF SMITHFIELD, LTD.
JOHN MORRELL & CO.
THE SMITHFIELD PACKING COMPANY, INCORPORATED
SFFC, INC.
PATRICK CUDAHY INCORPORATED
CARROLL'S REALTY, INC.
CARROLL'S REALTY PARTNERSHIP
NORTH SIDE FOODS CORP.
LYKES MEAT GROUP, INC.
SMITHFIELD-CARROLL'S FARMS
CENTRAL PLAINS FARMS, INC.


By:/s/ Daniel G. Stevens
   ---------------------
Daniel G. Stevens
Vice President

                                  Annex 1-11

Exhibit A

                   AMENDMENTS TO EXISTING PURCHASE AGREEMENTS

     1. Section 6.9 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

     "6.9 Restrictions on Dividends, etc.

          The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance (other than statutory, regulatory or common law restrictions) on the right or power of any Subsidiary to

          (a) pay dividends or make any other distributions on such Subsidiary's stock to the Company or any Subsidiary,

          (b) pay any indebtedness owed by such Subsidiary to the Company or any Subsidiary,

          (c) make loans or pay advances to the Company or any Subsidiary, or

          (d) transfer any of its Property to the Company or any Guarantor;

provided, however, that:

          (x) a Subsidiary may be subject to an encumbrance or restriction described in subsection (d) above if such encumbrance or restriction (i) restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract, (ii) exists by virtue of any transfer of, agreement to transfer, option, or right with respect to, any property or assets of the Company or any Subsidiary not otherwise prohibited by this Note Purchase Agreement, or
     (iii) is contained in a security agreement, mortgage or other similar document securing Debt of the Company or any Subsidiary that is permitted hereunder to the extent such restriction or encumbrance restricts the transfer of the property subject to such agreement, or (iv) ordinary course provisions restricting the assignability of contracts;

          (y) a Subsidiary may be subject to restrictions on the payment of dividends or the making of other distributions on its

                                  Exhibit A-1
     stock to the Company or the other Subsidiaries so long as such restrictions permit the payment of such dividends and the making of such other distributions that are necessary in order to make any and all payments due (including, without limitation, any and all amounts due by way of acceleration, required or optional prepayment or otherwise) in connection with the Notes, the Note Purchase Agreements and the other Financing Documents, and any and all indebtedness used to refinance or repay such indebtedness (without increase as to principal amount or interest rate of such refinancing indebtedness); and


          (z) a Subsidiary may be subject to any such encumbrance and restriction that is not otherwise allowed under subsections (x) and (y) above, so long as the aggregate contributions to Consolidated EBITDA for the period of four (4) fiscal quarters then most recently ended of all Subsidiaries subject to such encumbrances and restrictions that are not otherwise allowed under subsections (x) and (y) above, are less than or equal to fifteen percent (15%) of such Consolidated EBITDA; such contribution shall be based on the earnings before interest, taxes, depreciation and amortization of each such Subsidiary for such fiscal year."

     2. The following definitions in Section 9.1 of the Existing Purchase Agreements are hereby amended and restated read as follows:

          "Credit Facility -- means that certain Multi-Year Credit Agreement among the Company, certain of the Subsidiaries, JP Morgan Chase Bank as administrative agent and the lenders party thereto, providing for an aggregate amount of up to seven hundred fifty million dollars ($750,000,000) in loans to the Company, as it may be amended, supplemented, or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Multi-Year Credit Agreement or one or more other credit or other agreements)."

                                  Exhibit A-2